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                                                                    EXHIBIT 23.1

             CONSENT OF PRICE WATERHOUSE LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 12, 1997 (except as to Note 19, which is as of January 9, 1998) appearing on page F-2 of the Annual Report on Form 10-K of Axiohm Transaction Solutions, Inc. for the year ended December 31, 1997.

/s/ PRICE WATERHOUSE
Price Waterhouse

Paris, France
May 8, 1998